EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CytRx Corporation

Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-208803, 333-215252 and 333-217184 and 333-223808) and Form S-8 (Nos. 333-68200, 333-93305, 333-123339, 333-163212 and 333-212934) of CytRx Corporation of our report dated March 29, 2019, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Los Angeles, California
March 27, 2020